UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2008

Alabama Aircraft Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13829	84-0985295
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1943 North 50th Street

Birmingham, Alabama 35212

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (205) 592-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously disclosed by Alabama Aircraft Industries, Inc. (the “Company”) in certain of its filings with the Securities and Exchange Commission (the “SEC”), the Company filed a complaint in the United States Court of Federal Claims (the “Court of Federal Claims”) on June 27, 2008 protesting the actions of the United States Air Force (the “USAF”) in connection with the award to The Boeing Company (“Boeing”) of the USAF’s KC-135 Program Depot Maintenance (“PDM”) contract. On July 3, 2008, the Court of Federal Claims granted Boeing’s motion to intervene in the case. The Court of Federal Claims set aside the KC-135 PDM solicitation on September 30, 2008, enjoining the USAF from proceeding with the award of the contract to Boeing and requiring a resolicitation of the procurement by the USAF that will explicitly address the role of the aging KC-135 fleet on the PDM process.

On November 26, 2008, Boeing and the USAF separately filed notices of appeal from the decision of the Court of Federal Claims to the United States Court of Appeals for the Federal Circuit (the “Court of Appeals”). On December 1, 2008, the Company also filed a notice of appeal of certain rulings of the Court of Federal Claims to the Court of Appeals. None of these notices of appeal identify the specific issues being raised in the appeal. Those issues are expected to be identified in the initial briefs filed by the parties. To date, no schedule for briefing or argument has been set by the Court of Appeals.

The information contained in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of Alabama Aircraft Industries, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2008	ALABAMA AIRCRAFT INDUSTRIES, INC.

	By:	/s/ Doris K. Sewell
	Name:	Doris K. Sewell
	Title:	Vice President—Legal and Corporate Affairs